CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Nuveen Investment Trust II of our report dated August 25, 2017, relating to the financial statements and financial highlights, which appears in Nuveen NWQ International Value Fund’s Annual Report on Form N-CSR for the year ended June 30, 2017. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
October 26, 2017